Exhibit 10.12
American Casino & Entertainment Properties LLC
& Atlantic Coast Entertainment Holdings, Inc.
Management Incentive Plan
Effective January 1, 2005
Revised January 10, 2006
I.	PURPOSE

The purpose of this Plan is to incentivize Participants to achieve certain financial objectives of the Company; encourage and stimulate superior performance by such personnel, and assist in attracting and retaining highly qualified key employees.

II.	DEFINITIONS
A.	“ACEP” refers to American Casino & Entertainment Properties LLC.

B.	“ACEHI” refers to Atlantic Coast Entertainment Holdings, Inc.

C.	“Base Salary” equals the annual base salary of an individual Participant on December 31st of the Fiscal Year for which an award is calculated.

D.	“Board of Directors” means the Board of Directors of American Entertainment Properties Corp. or the Board of Directors for Atlantic Coast Entertainment Holdings, Inc., as applicable depending upon the actual employer of an individual Participant.

E.	“Bonus as a Percent of Base Salary” shall be determined in accordance with Exhibit A based upon the Position Level of each Participant and based upon the Company’s achievement of its EBITDA Goal.

F.	“Cash Award” refers to the Financial Award amount disbursed by March 15 of the year following the Fiscal Year for which a Financial Award has been earned. Each Position Level has a minimum and a maximum Cash Award limit as indicated in Exhibit A.

G.	“Chief Executive Officer” or “CEO” means the Chief Executive Officer of ACEP or the Chief Executive Officer of ACEHI, as applicable depending upon the actual employer of an individual Participant.

H.	“Company” means American Casino & Entertainment Properties LLC (“ACEP”) (including Stratosphere Gaming Corp., Fresca, LLC dba Arizona Charlie’s Boulder, and Arizona Charlie’s LLC, dba Arizona Charlie’s Decatur) or Atlantic Coast Entertainment Holdings, Inc. (“ACEHI”) (including ACE Gaming LLC dba Sands Hotel and Casino), and any successors and assigns, as applicable based upon the actual employer of an individual Participant.

American Casino & Entertainment Properties LLC
& Atlantic Coast Entertainment Holdings, Inc.
Management Incentive Plan
Effective January 1, 2005
Revised January 10, 2006
I.	“Deferred Bonus Award” refers to that portion of the Participant Financial Award that is paid out over a period of four (4) years. Each Position Level has a minimum and a maximum Deferred Bonus Award limit as indicated in Exhibit A.

J.	“Department Executive” shall be (i) the CEO for those Participants reporting directly to the CEO, (ii) in the case of a Participant having responsibility for a single property who does not report to the CEO, the Property General Manager, and (iii) in the case of a Participant having responsibility for more than one property who does not report to the CEO, the Participant’s most senior functional executive who is also a direct report to the CEO.

K.	“EBITDA” shall mean operating income before interest, taxes, depreciation and amortization, excluding restructuring charges.

L.	“EBITDA Goal” shall be determined by the Board of Directors on an annual basis. The EBITDA Goal for Participants having responsibility for more than one property shall be the cumulative EBITDA Goals for all properties over which they have responsibility. The EBITDA Goal for Participants having responsibility for a single property shall be the EBITDA Goal for the property over which they have responsibility.

M.	“Financial Award” shall be the total bonus amount that includes both a cash award and a Deferred Bonus Award. If a Participant was in more than one management level during a Fiscal Year, a separate computation shall be made for each level applicable to the Participant during such Fiscal Year prorated for the time in each level; the sum of the separate computations shall be the Participant’s Financial Award.

N.	“Financial Targets” are the financial goal(s) of the Company for a particular Fiscal Year as established by the Board of Directors.

O.	“Fiscal Year” means the Company’s Fiscal Year beginning January 1 and ending December 31.

P.	“Individual Performance Factor” shall have the value calculated in Section IV below.

Q.	“Participant” means an employee who has been identified by the CEO for inclusion under the Plan and who is otherwise eligible to participate under the Plan in accordance with Exhibit B.

R.	“Plan” means American Casino & Entertainment Properties LLC and Atlantic Coast Entertainment Holdings, Inc. Management Incentive Plan, as from time to time amended.

S.	“Position Level” of each Participant shall be as set forth in Exhibit B below.

American Casino & Entertainment Properties LLC
& Atlantic Coast Entertainment Holdings, Inc.
Management Incentive Plan
Effective January 1, 2005
Revised January 10, 2006
III.	FINANCIAL AWARD

Provided that the Company achieves its EBITDA Goal, a Participant in the Plan shall be entitled to a Financial Award computed as follows:

Participant’s Base Salary times Individual Performance Factor times Bonus as a Percent of Base Salary

A Participant’s Financial Award shall then be divided into a Cash Award and a Deferred Bonus Award.
IV.	INDIVIDUAL PERFORMANCE GOALS

Individual performance goals will be established for each Participant, including a mix of predetermined goals and an additional 2 or 3 goals that are to be developed jointly by the Participant and his/her Department Executive for each Fiscal Year. The Department Executive, in consultation with the Participant’s management, will assign weight factors to the individual performance goals based on the critical factors facing the Company for that Fiscal Year, provided that the cumulative weighted value of all of an individual’s performance goals shall equal 1. For example, individual performance goals could include departmental budget adherence, departmental revenue goals, guest satisfaction scores and employee opinion survey results, development of subordinates and attainment of self development objectives.

Attainment of such individual performance goals will be used to arrive at an overall Individual Performance Factor. Such criteria shall be applied consistently to Participants with similar duties pursuant to an evaluation process to be recommended by the ACEP Vice President, Human Resources, and approved by the CEO. The Individual Performance Factor can be adjusted by the Department Executive between 0.0 and 1.0, depending upon a Participant’s achievement of his/her individual performance goals. For example, if a Participant fully attained all of his/her individual performance goals, his/her Individual Performance Factor would be 1.0. Alternatively, assume that a Participant had three individual performance goals — departmental budget adherence weighted at 0.4 (or 40% of the individual’s performance goals), departmental revenue achievement weighted at 0.4 (or 40% of the individual’s performance goals) and guest satisfaction weighted at 0.2 (or 20% of the individual’s performance goals). If the Participant in this example attained his/her departmental budget adherence, he/she would receive 0.4 points for that goal. If the Participant significantly missed his/her departmental revenue performance goal, he/she would receive 0.0 points for that goal. Finally, if the Participant attained 50% of his/her guest satisfaction performance goal, he/she would receive 0.1 points for that goal. The Individual Performance Factor would be 0.5 calculated as 0.4 plus 0.0 plus 0.1.

American Casino & Entertainment Properties LLC
& Atlantic Coast Entertainment Holdings, Inc.
Management Incentive Plan
Effective January 1, 2005
Revised January 10, 2006
The Department Executive’s recommended Individual Performance Factor, including the evaluation of each of the individual performance goals, must be completed by the Participant’s Department Executive by January 31st following the end of each Fiscal Year. In preparation of such recommendation, the Department Executive shall consult with an individual Participant‘s management. The recommendation must then be forwarded to the ACEP Vice President, Human Resources, and CEO for final approval of the actual Individual Performance Factor achieved. The CEO may, in his sole discretion, modify the recommended Individual Performance Factor for each Participant upwards or downwards by up to 50%, provided that the final Individual Performance Factor must be between 0.0 and 1.0.
V.	EBITDA GOAL

The EBITDA Goal shall be proposed on an annual basis by the CEO and approved by the Board of Directors. The Chief Financial Officer of the Company shall calculate the Company’s performance against the EBITDA Goal and shall report such calculation to the CEO and to the ACEP Vice President, Human Resources, as soon as practicable after the end of each Fiscal Year.

VI.	DEFERRED BONUS AWARD

The Participants’ Deferred Bonus Award shall be paid out in four equal installments by March 15 in each subsequent year, provided the Participant remains an active employee of the Company through each subsequent payment date. By way of example, for Fiscal Year 2005, 25% of the Participant’s Deferred Bonus Award shall be paid by March 15 in each of 2007, 2008, 2009 and 2010.

The unpaid amount of a Participant’s Deferred Bonus Award accumulates investment growth, compounded annually at the same rate as the guaranteed investment vehicle used within the Company’s 401K Plan each Fiscal Year.

VII.	CALCULATION OF A FINANCIAL AWARD

The proposed Financial Awards shall be calculated by the ACEP Vice President, Human Resources, and presented to the CEO for review. Following the CEO’s review and modification as provided by the Plan, a list of the proposed Financial Awards shall be forwarded to the Board of Directors for final approval. Once approved by the Board of Directors, payment of the Financial Awards shall be made as soon as practicable after the completion of the annual audit but no later than March 15 of the year following end of the applicable Fiscal Year. All payment awards shall be reduced by amounts required to be withheld for taxes at the time payments are made.

American Casino & Entertainment Properties LLC
& Atlantic Coast Entertainment Holdings, Inc.
Management Incentive Plan
Effective January 1, 2005
Revised January 10, 2006
VIII.	PARTIAL AWARDS

A Participant, who was an active employee of the Company for a minimum of 90 consecutive calendar days during a Fiscal Year, shall be entitled to payment of a partial Cash Award if, prior to the end of such Fiscal Year, a Participant:
•	Dies;

•	Becomes permanently disabled;

•	Enters military service;

•	Takes an approved leave of absence; or

•	Is appointed or elected to public office.
If the Participant dies before receiving his/her Cash Award, the amount due will be paid to the designated beneficiaries on file with the Company and, in the absence of such designation, to the Participant’s estate. Participants hired, or who otherwise become eligible to participate hereunder, during a Fiscal Year shall be eligible for a partial Financial Award provided that the Participant was an active employee of the Company, in an eligible position, for a minimum of 90 consecutive calendar days during such Fiscal Year.

All such partial awards shall be calculated based upon the number of days of active employment during which the employee was a Participant in the Plan divided by 365 and shall be paid at the time when payments of Financial Awards for such Fiscal Year are made to other Participants.
IX.	FORFEITURE OF BONUS

Except as provided in Section VIII, a Participant, who is not an active employee of the Company on the date that a Cash Award is actually paid, shall not be entitled to any Financial Award under this Plan for the prior Fiscal Year unless the CEO and Board of Directors determine otherwise. For example, in order for a Participant to earn a Financial Award with respect to Fiscal Year 2005, where such award is actually paid on March 15, 2006, the Participant must be an active employee of the Company on March 15, 2006.

X.	ADMINISTRATION

This Plan shall be administered by the ACEP Vice President, Human Resources, subject to the control and supervision of the CEO and Board of Directors. Financial issues relating to this Plan shall be administered by the Chief Financial Officer of ACEP or the Chief Financial Officer of ACEHI, as applicable, and the most senior Treasury official of American Real Estate Partners LP, subject to oversight by the CEO and Board of Directors.

American Casino & Entertainment Properties LLC
& Atlantic Coast Entertainment Holdings, Inc.
Management Incentive Plan
Effective January 1, 2005
Revised January 10, 2006
In the event of a claim or dispute by a Participant, the CEO shall render a decision on the merits of such claim or dispute. In the event that the Participant does not agree with the CEO’s decision, following discussions with the CEO, the Participant may appeal to the Board of Directors. The decision by the Board of Directors as to the claim or dispute shall be final and conclusive.
XI.	NO EMPLOYMENT CONTRACT; FUTURE PLANS

Participation in this Plan shall not confer upon any Participant any right to continue in the employ of the Company nor interfere in any way with the right of the Company to terminate any Participant’s employment at any time. The Company is under no obligation to continue the Plan in future Fiscal Years.

XII.	PLAN CHANGES, AMENDMENTS OR TERMINATION

At any time prior to the final determination of a Financial Award under the Plan and in consultation with the CEO, the Board of Directors may change the EBITDA Goal, performance measures, and payout ranges set forth herein, if, in the judgment of the Board of Directors, such change(s) is/are desirable in the interests of equitable treatment of the Participants and the Company as a result of extraordinary or non-recurring events, changes in applicable accounting rules or principles, changes in the Company’s methods of accounting, changes in applicable law, changes due to consolidation, acquisitions, or reorganization. In the event of any such change, the Company shall calculate the Financial Awards payable under the Plan in accordance with such change.

The Board of Directors of the Company may at any time, or from time to time, (a) amend, alter or modify the provisions of this Plan, (b) terminate this Plan, or (c) terminate the participation of an employee or group of employees in this Plan; provided, however, that in the event of the termination of this Plan or the termination of one or more employees participation in the Plan, notwithstanding any other provision of this Plan to the contrary, the Company shall provide partial awards to the affected Participants for the portion of the Fiscal Year during which such employees were Participants in this Plan, in a manner in which the Company and its Board of Directors, in its sole judgment, determines to be equitable to such Participants.

XIII.	GENERAL PROVISIONS

No right under the Plan shall be assignable, either voluntarily or involuntarily by way of encumbrance, pledge, attachment, level or charge of any nature, except as may be required by state or federal law.

Nothing in the Plan shall require the Company to segregate or set aside any funds or other property for the purpose of paying any portion of an award. No Participant, beneficiary or other person shall have

American Casino & Entertainment Properties LLC
& Atlantic Coast Entertainment Holdings, Inc.
Management Incentive Plan
Effective January 1, 2005
Revised January 10, 2006
any right, title or interest in any amount awarded under the Plan prior to the payment date of the Plan award, or in any property of the Company, its affiliates or subsidiaries.

January 16, 2006 Final Approval Date	/s/ Richard P. Brown Chief Executive Officer

EXHIBIT A
ACEP & ACEHI
Management Incentive Plan
Bonus as a Percent of Base Salary
A Participant’s Position Level shall determine the potential Bonus as a Percent of Base Salary as set forth in the table below.

Company
EBITDA	Position Levels IC & IP			Position Level II			Position Level III			Position Level IV
Goal
Achieved	TOTAL	CASH	DEFERRED	TOTAL	CASH	DEFERRED	TOTAL	CASH	DEFERRED	TOTAL	CASH	DEFERRED
100 — 104.99%	41.25%	27.50%	13.75%	33.50%	22.00%	11.50%	27.00%	18.00%	9.00%	22.50%	15.00%	7.50%
105 — 109.99	48.00%	32.00%	16.00%	39.00%	26.00%	13.00%	32.00%	21.00%	11.00%	27.00%	18.00%	9.00%
110 — 114.99	55.50%	37.00%	18.50%	45.00%	30.00%	15.00%	38.00%	25.00%	13.00%	33.00%	22.00%	11.00%
115 — 119.99	60.00%	40.00%	20.00%	52.50%	35.00%	17.50%	45.00%	30.00%	15.00%	37.50%	25.00%	12.50%
120 — 124.99	64.50%	43.00%	21.50%	56.50%	38.00%	18.50%	48.00%	32.00%	16.00%	40.00%	27.00%	13.00%
125 — 129.99	69.00%	46.00%	23.00%	61.00%	41.00%	20.00%	52.00%	34.50%	17.50%	43.00%	29.00%	14.00%
130 — 134.99	73.50%	49.00%	24.50%	65.50%	44.00%	21.50%	56.00%	37.00%	19.00%	46.00%	31.00%	15.00%
135 — 139.99	79.50%	53.00%	26.50%	70.50%	47.00%	23.50%	60.00%	40.00%	20.00%	50.00%	33.00%	17.00%
140 — 144.99	85.50%	57.00%	28.50%	76.00%	50.50%	25.50%	64.00%	43.00%	21.00%	54.00%	35.00%	19.00%
145 — 149.99	91.50%	61.00%	30.50%	81.00%	54.00%	27.00%	68.50%	46.00%	22.50%	58.00%	38.00%	20.00%
150%	99.00%	66.00%	33.00%	87.00%	58.00%	29.00%	73.50%	49.00%	24.50%	61.50%	41%	20.5%
		99.0%			87.0%			73.5%			61.5%

1

EXHIBIT B
ACEP & ACEHI
Management Incentive Plan
Position Levels

Position Level	Participants

IC	Direct reports to CEO, excluding Property General Managers
IP	Property General Managers
II	Vice Presidents
III	Directors having responsibility for more than one property
IV	Directors having responsibility for one property

2